OFFICE LEASE AGREEMENT
400 HAMILTON BUILDING
This Lease is made as of June 13, 2006 (the “Effective Date of Lease”) by and between 400 HAMILTON ASSOCIATES, a California limited partnership, (hereinafter called “Landlord”), and the individuals and/or entities as set forth specifically in Subparagraph 1 of the Fundamental Lease Provisions below, (hereinafter called “Tenant”), and is subject to the terms and conditions set forth below:
FUNDAMENTAL LEASE PROVISIONS

1.	Tenant:	Hercules Technology Growth Capital, Inc., a California corporation

2.	Notice/Correspondence Address:	400 Hamilton Avenue, Suite 300
Palo Alto, CA 94301
Attn: Sally Borg

3.	Guarantor(s) of Tenant:	None

4.	Address & Suite #:	400 Hamilton Avenue, Suite 300
Palo Alto, CA 94301

	Gross rentable square feet:	8325 square feet, subject to adjustment pursuant to Paragraph 8.A

5.	Tenant’s Pro Rata Share:	8.84%, subject to adjustment pursuant to Paragraph 8.A

6.	Management Fee:	Three Percent (3%) of Base Rent

7.	Commencement Date:	Date of delivery of possession; see Paragraph 2

8.	Term of Lease:	Approximately Seven (7) years and three months

	Expiration Date:	Last day of the month in which the seventh (7th) anniversary of the Rent Commencement Date occurs

9.	Monthly Base Rent:	$36,213.75, subject to adjustment pursuant to Paragraph 8.A

10.	Rent Commencement Date:	Date on which (i) Landlord’s Architect furnishes a Certificate of Substantial Completion confirming the substantial completion of the Tenant Improvements; and (ii) the final building inspection has been obtained from the City of Palo Alto, subject to adjustment for Tenant Delay provided in Exhibit “B”, but in no event later than November 1, 2006.

11.	Base Rent Adjustment Date:	Each anniversary of the Rent Commencement Date, commencing with the first anniversary and each year thereafter; if the Rent Commencement Date occurs on a day other than the first day of a month, the first day of the month in which each anniversary of the Rent Commencement Date occurs.

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	Scheduled Base Rent Adjustments:	Increase of three percent (3%) over Base Rent in the month preceding the Adjustment Date

12.	Security Deposit:	[TBD] Total of tenant improvement dollars contributed by Landlord and brokerage commission

13.	Tenant Use:	General office purposes and uses incidental thereto consistent with professional office use and use of the Building

14.	Tenant’s Broker:	NAI BT Commercial

	Landlord’s Broker:	Cornish & Carey Commercial

15.	Parking:	33 non-exclusive parking spaces in underground parking garage only, subject to adjustment pursuant to Paragraph 8.A

16.	Tenant Improvement Allowance:	Thirty-Five Dollars per useable square foot; approximately $262,500.00, subject to adjustment pursuant to Paragraph 8.A

17.	Option to Extend:	One (1) option to extend for five (5) years
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain Premises designated in Subparagraph 4 of the Fundamental Lease Provisions above at the 400 Hamilton Building (the “Building”), located at 400 Hamilton Avenue, Palo Alto, California, as outlined on Exhibit “A” attached hereto and made a part hereof (the “Premises”). Said Premises comprise a gross rentable square footage (hereinafter “Rentable Square Footage”) as set forth in Subparagraph 4 of the Fundamental Lease Provisions. The Building is deemed to contain Ninety-Four Thousand One Hundred Thirty-One (94131) gross rentable square feet.
The parties hereto agree that said letting is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

LANDLORD			TENANT
400 HAMILTON ASSOCIATES, a			HERCULES TECHNOLOGY GROWTH CAPITAL, INC, a California corporation

California limited partnership
By	/s/ Charles J. Keenan III	By:	/s/ Manuel A. Henriquez

	Charles J. Keenan III, Trustee for the Amended and Restated Keenan Declaration of Trust dated February 17, 1998, General Partner	Name: Title:	Manuel A. Henriquez Chief Executive Officer and President

By	/s/ Mark T. Gates	By:	/s/ David M. Lund

	Mark T. Gates, Trustee of the Mark T. Gates and Elizabeth W. Gates Living Trust Agreement dated September 10, 1993, General Partner	Name: Title:	David M. Lund Chief Financial Officer

By	/s/ Elizabeth W. Gates

Elizabeth W. Gates, Trustee of the Mark T. Gates and Elizabeth W. Gates Living Trust Agreement dated September 10, 1993, General Partner

OFFICE LEASE AGREEMENT
400 HAMILTON BUILDING
1. TERM. The term of this Lease shall be for that consecutive year period identified in Subparagraph 8 of the Fundamental Lease Provisions, commencing on the Commencement Date identified in Subparagraph 7 of the Fundamental Lease Provisions. The Lease shall expire on the Expiration Date identified in Subparagraph 8 of the Fundamental Lease Provisions, subject to the option to extend identified in Subparagraph 17 of the Fundamental Lease Provisions.
2. POSSESSION.
     a. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the anticipated Commencement Date set forth in Subparagraph 7 of the Fundamental Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term hereof, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants and conditions of this Lease. Notwithstanding the above, if Landlord does not deliver possession within three (3) months of the anticipated Commencement Date stated in Subparagraph 7 of the Fundamental Lease Provisions, Tenant can elect to terminate this Lease by giving written notice to Landlord within five (5) days after said date, in which case this Lease shall be terminated and any sums paid or security deposit delivered to Landlord shall be returned to Tenant. However, delays caused by Force Majeure (defined in Paragraph 40 below) shall extend such three-month period by the number of days of such delay.
     b. Inasmuch as Tenant is taking the Premises “as is”, possession of the Premises shall be deemed delivered and the term of this Lease shall commence when Landlord tenders possession of the Premises to Tenant. Landlord shall tender possession of the Premises to Tenant upon execution of this Lease, provided that Tenant has delivered to Landlord the prepaid rent and security deposit provided for in Paragraph 3.f and 3.h below and the Certificate of Insurance provided for in Paragraph 18.a below.
3. RENT.
     a. Base Rent: Commencing on the Rent Commencement Date set forth in Subparagraph 10 of the Fundamental Lease Provisions, Tenant shall pay to Landlord as monthly Base Rent for the Premises, in advance and subject to adjustments as provided herein, the sum set forth in Subparagraph 9 of the Fundamental Lease Provisions on or before the first day of each and every successive calendar month until that date set forth in Subparagraph 11 of the Fundamental Lease Provisions above (the “ Adjustment Date”).
     b. Rental Adjustments: The monthly Base Rent provided for in Paragraph 3.a of this Lease shall be subject to adjustment on each Adjustment Date specified in Subparagraph 11 of the Fundamental Lease Provisions in the amount of a three percent (3%) increase as specified in said Subparagraph 11.
     c. Additional Rent: Beginning on the Rent Commencement Date, Tenant shall pay to Landlord in addition to the Base Rent, as Additional Rent, in accordance with Paragraph 3.c (v) below, Tenant’s Pro Rata share of the items set forth in paragraphs 3(c)(i)-(iii) below. Tenant’s Pro Rata Share of such items is equal to the Rentable Square Footage of the Premises divided by the rentable square footage of the Building. Additional Rent shall include a management fee in the amount stipulated in Subparagraph 6 of the Fundamental Lease Provisions. Tenant’s Pro Rata Share is that percentage set forth in Subparagraph 5 of the Fundamental Lease Provisions. Landlord reserves the right to redetermine Tenant’s Pro Rata Share of these charges calculated on another equitable basis. An equitable adjustment shall be made to Tenant’s Pro Rata Share of Real Property Taxes for such circumstances as Tenant’s installation of overstandard tenant improvements which increase the value of the Premises relative to the balance of the Building and the value of such overstandard improvements are assessed against the entire Building.
          (i) Taxes. Tenant shall pay to Landlord Tenant’s Pro Rata Share of all Real Property Taxes assessed against the Building, the parcel or parcels of land on which the Building and other improvements are located (the “Land”), and other improvements thereon, plus any amount allocated to the Premises by Landlord as provided below in this Paragraph. The term “Real Property Taxes”, as used herein, shall mean (a) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments when due of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Building) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Building (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, or Landlord’s business of owning and leasing the Building; any improvements located within the Building; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Building; public utilities, or energy within the Building; (b) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Building; and (c) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Taxes and in negotiating with public authorities as to any Real Property Taxes. Real Property Taxes shall not include penalties, interest, or other charges incurred by Landlord due to Landlord’s failure to timely pay Real Property Taxes. If at any time during the term of this Lease the taxation or assessment of the Building prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (1) on the value, use or occupancy of the Building or Landlord’s interest therein or (2) on or measured by the gross receipts, income or rentals from the Building, on Landlord’s business of leasing the Building, or computed in any manner with respect to the operation of the Building, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based in part upon property or rents unrelated to the Building then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord, the federal or state net income tax imposed on Landlord’s income from all sources, documentary or other transfer, or succession taxes.
Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
          (ii) Property Insurance. Landlord shall purchase and keep in force a policy or policies of (1) commercial general liability insurance, (2) fire and property damage insurance including provision for the payment of deductibles and pre-payment for coverage, up to one year, covering loss or damage to the Building, the Common Areas, and Premises (excluding any tenant improvements or alterations installed by Tenant) in the amount of the full replacement value thereof, insuring direct physical loss or damage included within the “special form” classification of coverage, (3) flood and/or earthquake insurance, if available, with deductible selected by Landlord in its discretion and rental income insurance in the amount of one hundred percent (100%) of eighteen (18) months Base and Additional Rent. Tenant shall pay to Landlord Tenant’s Pro Rata Share of the cost of such a policy or policies of insurance. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
          (iii) Expenses of Operation, Management and Maintenance of the Building and Common Areas. As Additional Rent, Tenant shall pay to Landlord its Pro Rata Share of all expenses of owning, operating, managing, maintaining and repairing the Building and Common Areas (“Operating Expenses”), including, but not limited to, license, permit, and inspection fees; security; all charges incurred in the maintenance, repair, and replacement of the Common Areas, including parking lots, sidewalks, driveways, landscaping, parking garage; maintenance, repair and replacement of all fixtures, elevators, electrical, mechanical, and plumbing systems, roof, plate glass, glazing and exterior surfaces of the Building; salaries and employee benefits of janitorial personnel and payroll taxes directly applicable thereto; Common Area Operating Expenses accounting fee paid to the Building management company; supplies, materials, equipment and tools; insurance deductibles (provided that the amount of a deductible for flood or earthquake insurance in excess of the deductible for the property damage insurance policy shall be amortized over a fifteen (15) year period with interest at the rate specified below in this paragraph on the unamortized balance); the cost of capital expenditures (1) intended to reduce Operating Expenses or to modernize or otherwise improve the efficiency of Building systems, or (2) required to comply with existing laws or future laws of general applicability (but excluding costs to correct any violations existing as of the Commencement Date, any compliance required to have been done prior to the Commencement Date and any compliance within individual tenant spaces), provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment over the useful life of said improvements (together with interest at the rate of twelve (12%) percent per annum on the unamortized balance).
“Operating Expenses” as used herein shall not include Landlord’s debt repayments; interest on real property indebtedness; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant: cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants (including brokerage commissions, advertising expenses, free rent or other inducements); costs of negotiating leases with tenants or prospective tenants or of enforcing leases; depreciation on the Building or Common Areas; interest on debt encumbering the Building; executive salaries or expenses thereof; legal expenses for disputes with tenants and professional fees incurred outside the normal course of maintenance and operation of the Building and Common Areas; expenses for repair or replacement paid by warranty, insurance, litigation, settlement or condemnation proceeds; expenses incurred in remediating environmental contamination; repairs or replacements caused by Landlord’s gross negligence or the negligence of its agents, employees or contractors; costs incurred due to the violation by Landlord or any tenant of the Building of the terms of any lease, encumbrance or law, rule or regulation applicable to the Building or Common Areas; charitable or political contributions; acquisition of art unless legally required; costs of selling or mortgaging Landlord’s interest in the

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Building; costs relating to the enforcement of any lease except for provisions for the benefit of Building tenants generally; costs relating to the defense of Landlord’s title or interest in the Land or Building; or relating to the negotiation and preparation of tenant leases and related documents; rent and other payments pursuant to any ground or underlying lease; amortization except as specifically allowed in the preceding paragraph; costs of items for which a tenant (including Tenant) reimburses Landlord or pays third parties; costs incurred by Landlord to the extent that Landlord is reimbursed by governmental entities; Landlord’s general corporate and administrated expenses, including Landlord’s general accounting fees and expenses for capital improvements to the Building or Common Areas, except as specifically allowed under the preceding paragraph.
          (iv) Utilities of the Building. As Additional Rent, Tenant shall pay its Pro Rata Share of the cost of all utility charges such as water, gas, electricity, telephone, and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building, including, without limitation, any temporary or permanent utility surcharge or usage penalties (including water use penalties imposed by any regulatory authority) or other exactions whether currently in effect or hereafter imposed. Landlord shall have the right in its judgment to equitably adjust Tenant’s Pro Rata Share of utility charges if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered. Tenant shall be solely responsible for the payment of all electricity, telephone, telex, water, gas or other utility service used within the Premises and separately metered to the Premises.
Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by Force Majeure as defined in Paragraph 40 below.
          (v) Payment. The Additional Rent due hereunder shall be paid to Landlord within thirty (30) days after presentation of invoice from Landlord setting forth such Additional Rent. At the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s Pro Rata Share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditures for Additional Rent items. Landlord shall deliver Landlord’s estimate of such average monthly expenditures for the following year on or before December 1 of each year, and Tenant shall pay Tenant’s Pro Rata Share of the estimate monthly in advance during such calendar year. Prior to April 30 of each year, Landlord shall deliver to Tenant a reconciliation comparing the estimated amount for Additional Rent for the previous calendar year to Landlord’s actual expenditures for said Additional Rent items for such calendar year. Tenant shall pay to Landlord, within fifteen (15) days after demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or, providing that Tenant is not in default under this Lease, Landlord shall credit against subsequent monthly Base Rent or Additional Rent or refund to Tenant (if this Lease has expired), providing Tenant is not in default under this Lease, any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
No more often than annually, Tenant may cause a review of Landlord’s calculation and determination of Additional Rent on the following terms and conditions:
Tenant must request such review within ninety (90) days after delivery of the annual reconciliation by Landlord and must specifically designate the fiscal year(s) that Tenant intends to review, which shall be a year within two (2) years of the date of the review but such year must be within the Term of this Lease; and
Such review will be conducted only during regular business hours at the office where Landlord maintains Operating Expense records and only after Tenant gives Landlord thirty (30) days notice. Such review shall be conducted on a non-contingency fee basis, by an independent accountant of

Tenant’s selection, and if the statements of reconciliation as provided and previously made by Landlord to Tenant are found to be equal to or less than the amount of one hundred five percent (105%) of the figure determined by the review, then Tenant shall immediately pay the reasonable cost of such review and Landlord’s costs (including charges to Landlord by the property manager for the Building); otherwise the reasonable cost of such review shall be paid for by Landlord.
Tenant shall deliver to Landlord a copy of the results of such review within fourteen (14) days of its receipt by Tenant, but in any event no later than sixty (60) days after commencement of the review. No such review shall be conducted if any other tenant has conducted a review for the time period Tenant intends to review and Landlord furnishes to Tenant a copy of the results of such review. No review shall be conducted at any time that an Event of Default (defined in Paragraph 21 below) exists on the part of Tenant. No subtenant shall have any right to conduct a review and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises.
The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration/termination bears to Three Hundred Sixty Five (365).
     d. Partial Month: In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord, as rent for the period from such date of commencement to the first day of the next succeeding calendar month, that proportion of the monthly rent hereof which the number of days beyond such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease, for any reason, ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof, Tenant shall pay to Landlord, as rent for the period from said first day of the last calendar month to and including the last calendar day of the term hereof, that proportion of the monthly rent hereof which the number of days beyond said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
     e. Late Charge: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent and Additional Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Rent or Additional Rent or other sum due from Tenant shall not be received by Landlord or its designee when due, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to two percent (2%) of such overdue amount in addition to such overdue amount, which late charge shall be due on the same date that the overdue amount was due. The Parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. If any amount due from Tenant to Landlord remains delinquent for a period in excess of five (5) days, then in addition to such late charge, Tenant shall pay to Landlord interest on such amount not paid when due at the Agreed Interest Rate specified in Paragraph 45 from the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of any of Landlord’s rights and remedies granted hereunder. In the event that a late charge is due hereunder, whether or not collected, for three (3) installments of Base Rent in any twelve (12) month period, then the Base Rent and Additional Rent shall automatically become due and payable quarterly in advance, rather than monthly, payable by bank wire/ACH payment or cashier’s check, notwithstanding any provision of this Lease to the contrary.

     f. Initial Payment of First Month’s Rent: Upon execution of this Lease, Tenant shall pay to Landlord (i) the monthly Base Rent stated in Subparagraph 9 of the Fundamental Lease Provisions above constituting Base Rent for the first (1st) month of the term following the Rent Commencement Date and (ii) the first months Additional Rent.
     g. Payment of Rents: All Base Rent, Additional Rent, and other sums due hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, either to the Landlord at:
700 Emerson Street, Palo Alto, California 94301
or by electronic wire transfer directly to Landlord’s bank, or to such other person or to such other place as Landlord may, from time to time, designate in writing.
     h. Security Deposit: Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum identified in Subparagraph 12 of the Fundamental Lease Provisions above as the Security Deposit. Said sum shall be held by Landlord as a security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. At Tenant’s election, such Security Deposit may be in the form of an irrevocable standby letter of credit issued by a bank reasonably approved by Landlord and in form approved by Landlord (“Letter of Credit”). The Letter of Credit shall be transferable at Tenant’s cost to a successor or successors of Landlord any number of times in its entirety by notice of assignment from the then holder of the Letter of Credit. Upon the occurrence of an Event of Default by Tenant, or if the Letter of Credit is not renewed or replaced thirty (30) days prior to expiration, Landlord may from time to time draw upon the Letter of Credit in whole or in part and hold the proceeds as a cash Security Deposit. Landlord may, but shall not be mandated to use, apply or retain all or any part of this Security Deposit for the payment of any amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Event of Default. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If an Event of Default shall occur more than three (3) times in the payment of Base Rent or Additional Rent in any twelve month period, irrespective of whether or not such default is cured, then Tenant shall deliver to Landlord an additional Security Deposit within ten (10) days after demand by Landlord in an amount equal to three (3) times the Base Rent and Additional Rent. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant, or Tenant’s assignee if applicable, within thirty (30) days after the expiration of the Lease term and Tenant has vacated the Premises.
     i. Rent Definition. All Real Property Taxes, insurance, Operating Expenses, late fees, charges, interest, and other sums which Tenant is required to pay to Landlord under the terms of this Lease (together with all interest and penalties that may accrue in the event of Tenant’s failure to pay such charges) and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant shall be deemed to be “Additional Rent” under the terms of this Lease. Landlord shall have all of the same rights and remedies with respect to the non-payment of Additional Rent as Landlord has for the non-payment of Base Rent. The term “Rent” and “rent” as used in this Lease are interchangeable terms and shall mean Base Rent and Additional Rent.
4. USE. Tenant shall use the Premises for the purpose set forth in Subparagraph 13 of the Fundamental Lease Provisions above and no other purpose and Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Premises and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is to be a violation of the use authorized above, law, or of said certificate of occupancy. The Premises shall not be used by Tenant or any subtenant or licensee for any business purpose where the primary business is residential real estate brokerage or real estate title or escrow services nor in violation of any exclusivity right of other tenants of the Building granted by Landlord prior to the date of this Lease. Tenant shall comply at its sole expense with any statute, rule, regulation, order or direction of any governmental authority having jurisdiction, which shall by reason of the nature of Tenant’s particular use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises, or with respect to the use or occupation thereof. Landlord shall comply with any statute, rule, regulation, order or direction of any governmental authority having jurisdiction which imposes any duty upon Landlord or Tenant with respect to the physical condition of the Premises which would be applicable to all general office users and which are not the result of Tenant’s particular use of the Premises. Costs of Landlord’s compliance may be treated as Operating Expenses as provided in Paragraph 3 above. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Premises and/or property located therein. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.
5. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given three (3) days after being sent by registered or certified mail, or one day after being sent by overnight mail for guaranteed next-day delivery by a nationally recognized overnight courier service which guarantees overnight delivery, addressed to Tenant at the addresses set forth in Subparagraph 2 of the Fundamental Lease Provisions, or to Landlord at the address of Landlord set forth in Paragraph 3.g. Either party may by written notice to the other specify a different address for notice purposes except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.
6. BROKERS. Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, other than any individuals or entities identified in Subparagraph 14 of the Fundamental Lease Provisions above (“Brokers”), and that neither Landlord nor Tenant knows of no other real estate broker or agent who is, or might be, entitled to a commission in connection with this Lease. Landlord and Tenant each agree to indemnify and defend the other against and hold the other harmless for any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorney’s fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall be responsible for payment of any brokerage commissions to the Brokers in connection with this Lease.
7. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at one hundred fifty percent (150%) of the Base Rent in effect upon the date of such expiration plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant) resulting from Tenant’s failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.
8. CONDITION OF PREMISES.
     A. Landlord shall deliver the Premises to Tenant in shell condition, with demising walls, corridor, and suite entry completed. Tenant is leasing the Premises “as-is”, without any other obligation on Landlord’s part to alter, remodel, improve or decorate any part of the Premises or the Building or Common Areas other than demising the Premises. Tenant will build out tenant improvements according to the terms of the Work Letter attached hereto as Exhibit “B” (“Work Letter”). Landlord shall provide the sum identified in Subparagraph 16 of the Fundamental Lease Provisions above as a Tenant Improvement Allowance in accordance with the Work Letter, which sum shall be reduced or increased after calculation of the square footage of the Premises as provided below.
     Landlord shall, after Tenant’s approval of architectural drawings for the Tenant Improvements, calculate the useable square footage of the Premises and the Common Area located on the third floor from the approved drawings and calculate the rentable square footage of the Premises. The rentable and useable square footage shall be determined in accordance with the standards promulgated by the Building Owners and Managers Association (“BOMA Standard”) as determined by Landlord’s architect for the Building (“Landlord’s Architect”). The Tenant Improvement Allowance stated in Subparagraph 16 of the Fundamental Lease Provisions shall be determined by the calculation of usable square footage described above. The rentable square footage stated in Subparagraph 4 of the Fundamental Lease Provisions, Tenant’s pro rata share stated in Subparagraph 5, monthly Base Rent stated in Subparagraph 9, and parking stated in Subparagraph 15 shall be adjusted according to the. Landlord shall provide to Tenant a statement from Landlord’s Architect of the usable square footage and of the rentable square footage after completion of each such calculation. After calculation of the square footage of the Premises, Landlord shall deliver to Tenant a Square Footage Statement substantially in the form of Exhibit “C” attached hereto. The calculation described above affect only the usable square footage and rentable square footage of the Premises, and the square footage of the Building for purposes of this Lease shall remain as stated in the grammatical paragraph following the numbered subparagraphs of the Fundamental Lease Provisions.
     Monthly Base Rent shall be recalculated based on $4.35 per rentable square foot. If the Base Rent after calculation of the square footage of the Premises is greater than $36,213.75, Landlord shall deliver an invoice to Tenant for the difference and Tenant shall pay the additional Base Rent due within ten (10) days after receipt of the invoice. If the Base Rent after calculation of the square footage of the Premises is less than $36,213.75, Landlord shall credit the excess payment against the next installments of Base Rent due from Tenant to Landlord.
     Parking shall be recalculated based on the calculated rentable square footage multiplied by four parking stalls per one thousand square feet; if the product of the multiplication is not a whole number, the result shall be rounded down to the nearest whole number.
     B. Landlord represents and warrants that on the Commencement Date the Building Common Areas described in Paragraph 14 below, and Building structural components, Building systems, including without limitation the roof, plumbing, electrical and HVAC systems, and the Building parking garage, landscaping plantings and irrigation system, and exterior lighting shall be in good condition and repair, except as specifically provided in this Paragraph. In the event that a breach of the foregoing representation and warranty is discovered within thirty (30) days following the Rent

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Commencement Date, Landlord shall repair or cure such condition at Landlord’s sole cost and expense (the costs of which shall not be passed through to Tenant pursuant to Paragraph 3); provided, however, that if Tenant fails to notify Landlord of such breach within said thirty (30) day period then the costs of any repair or cure of such condition shall be determined in accordance with the provisions of paragraph 3. Tenant acknowledges that on the date of execution of this Lease, water intrusion may occur in the Premises from decking on the floor immediately above. Landlord shall use diligent efforts to locate and repair the decking area which causes such water intrusion to occur, and Landlord shall throughout the term of this Lease, at Landlord’s cost, diligently abate any such water intrusion. Landlord also represents and warrants that as of the Commencement Date the Building, Common Areas, and Building systems shall be in compliance with then-effective and required provisions of law. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to suitability for the conduct of Tenant’s business unless expressly set forth in this Lease. Tenant’s failure to notify Landlord with the thirty (30) day period described above of any defect in the Premises shall conclusively establish that the Premises were at such time in satisfactory condition, in accordance with the requirements of this Lease, and in good order, condition, and repair. It is understood and agreed that no provision of the Lease shall be construed as obligating Landlord to perform any repairs, alterations, or decorations except as otherwise expressly agreed herein to be performed by Landlord.
9. ALTERATIONS. Tenant shall make no alterations, decorations, additions or improvements (“Tenant Work”) in or to the Premises without Landlord’s prior written consent, and then by contractors or materialmen approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Premises or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All Tenant Work shall be done at such times and in such manner as Landlord may from time to time designate in a manner to avoid interference with other tenant’s business. Tenant covenants and agrees that all Tenant Work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction. Before commencing any Tenant Work, Tenant shall give Landlord at least five (5) days’ written notice of the proposed commencement of such Tenant Work and shall, if required by Landlord, secure at Tenant’s own cost and expense a completion and lien indemnity bond for such Tenant Work costing in excess of $100,000.00, satisfactory to Landlord, for such Tenant Work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after receipt of notification of the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wall coverings, built-in cabinet work, paneling and the like, shall (unless Landlord elects otherwise) become the property of Landlord and shall remain upon, and be surrendered with, the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, cabinet work, paneling, counters, railings and the like installed by Tenant, and Tenant shall repair or, at Landlord’s option, shall pay to the Landlord all costs arising from such removal.
All personal property, office machinery and equipment, furniture and moveable partitions and other furnishings, fixtures, and equipment owned by Tenant or installed by Tenant at its expense in the Premises (collectively, “Tenants FF&E”) shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term so long as no Event of Default exists hereunder. Upon expiration or earlier termination of this Lease, Tenant shall remove all Tenant’s FF&E from the Premises. At Landlord’s election, Tenant shall remove all data, telephone, and other cabling installed in the Premises or Building by Tenant. If Tenant shall fail to remove all Tenant’s FF&E from the Premises upon expiration or termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal and/or disposal thereof, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession; or Landlord may, at its option, sell or otherwise dispose of said effects, or any of the same, in accordance with law for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expenses incident to the removal and sale of said effects.
10. REPAIRS. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in a high standard of maintenance and repair and in good and sanitary condition and repair, ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the condition existing upon completion of Tenant’s initial Tenant Improvements and in broom clean condition, ordinary wear and tear excepted.
11. MAINTENANCE BY LANDLORD. Landlord shall maintain in good condition and repair and subject to reimbursement by Tenant as Additional Rent, if specified in Paragraph 3(c)(iii): a) the structural portions of the Building, including the foundation, sub-flooring, floor slabs, walls, roof, and utilities outside the exterior of the Building or in the Building foundation; b) the roof membrane and exterior wall surfaces; c) all Common Areas, including vertical shaft and distribution stubouts to the exterior of the Premises, landscaping, and service areas, and Building Systems (including elevator, plumbing, HVAC, mechanical, electrical, security, power, and life safety), provided that Landlord shall maintain the plumbing, HVAC, mechanical, electrical, security, and life safety systems only to the point of distribution to the Premises. Tenant shall promptly notify Landlord in writing of any items which Tenant is aware require maintenance. Landlord shall not be liable for any failure to make repairs or perform any maintenance unless such failure shall continue for an unreasonable time under the circumstances after written notice of need for repairs is given Landlord. Tenant hereby waives all rights under, and benefits of Subsection 1 of Sections 1932, 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect concerning Landlord’s obligation of tenantability or Tenant’s right to make repairs and deduct the cost of such repairs from rent.
12. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right to enter the Premises at reasonable business hours, upon giving twenty four (24) hours written or oral notice to Tenant if Tenant is not otherwise in default hereunder; to inspect the same, to submit said Premises to prospective purchasers or tenants (during the last nine (9) months of the Term for prospective tenants), to post notices of nonresponsibility, to alter, improve or repair the Premises, except in the event of an emergency for which notice will not be required, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby in Landlord’s exercise of rights reserved in the preceding sentence. For each of the aforesaid purposes, Landlord may, as agreed to by Landlord and Tenant retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said door in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in the event of an emergency shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.
13. BUILDING SERVICES & UTILITIES. Landlord shall provide the following standards for utilities and services, subject to reimbursement by Tenant, as herein above stipulated. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto as Landlord deems necessary.

     A. Air-Conditioning: The building schedule for heating and air-conditioning shall be Monday through Friday from 8:00 AM to 6:00 PM and Saturday 9:00 AM to 5:00 PM.
          (i) After Hours Use: Premises shall be supplied with an After Hours Over-ride that will allow tenant continuing heating and air-conditioning. This use will be separately metered and Tenant will be directly charged for any after-hours use of the HVAC system. The charge for after-hours usage shall be at Landlord’s cost therefor, as determined by Landlord in its reasonable judgment including (1) the cost of electricity at the rate charged by Palo Alto Utilities, (2) allocated costs of repair and maintenance, (3) depreciation and wear and tear of the HVAC equipment. The estimated cost to be charged for After Hours Use in the Premises in calendar year 2006 is $12.00 per hour, subject to reconciliation as provided in Paragraph 3.C (v).
     B. Janitorial Service: The Premises shall be provided with five (5) days per week janitorial service which shall include once a year interior window washing and once a year carpet cleaning. No one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. Tenant shall pay to Landlord the cost of removal of any of Tenant’s recycling, refuse, and rubbish, to the extent that the same exceeds the recycling, refuse and rubbish usually and normally attendant upon the use of the Premises as offices.
     C. Security Systems; Access: The building elevators and underground parking garage lock down to general access from 5 PM to 7 AM Monday through Friday and all day on Saturday and Sunday. The elevators and the garage security gates are equipped for after-hours controlled access. A parking access card will be needed at all times for vehicular entry to and exit from the parking garage. Tenant shall be provided an appropriate number of access instruments for its personnel at a rate of $10.00 per instrument or the then charge established from time to time by Landlord.
14. COMMON AREAS. Tenant shall have the non-exclusive right, in common with other tenants of the Building, to the use of common entrances, hallways, parking areas (excluding on-grade non-handicapped parking spaces), elevators, corridors, stairways, restrooms, walkways, driveways, loading docks, ramps, stairs and similar access and service ways and common areas in and adjacent to the Building generally made available by Landlord to occupants of the Building (“Common Areas”), subject to such nondiscriminatory rules and regulations as may be adopted by Landlord and attached hereto as Exhibit “D” and made a part hereof.
15. INDEMNIFICATIONS AND WAIVER. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises or Building from any cause whatsoever and agrees that Landlord, its partners, and its agents, employees, property managers and independent contractors (individually, a “Landlord Party” and collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or a Landlord Party (excluding any independent contractor hired by Landlord at Tenant’s request) or by Landlord’s breach of its obligations under this Lease. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, or arising from any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant, (individually, a “Tenant Party” and collectively, “Tenant Parties”) in, on or about the Building or any breach by Tenant of the terms, covenants, and conditions of this Lease, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of any Landlord Party or to Landlord’s breach of its obligations under this Lease and Tenant shall not be liable for personal injury or property damage to any Landlord Party or its employees which does not arise from the negligence or willful misconduct of Tenant or a Tenant Party or Tenant’s breach of its obligations under this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall defend Landlord, at Tenant’s expense, with counsel selected by Tenant but subject to Landlord’s reasonable approval. Tenant shall also pay to Landlord its other costs and expenses incurred in such suit, including without limitation, its actual professional fees, such as appraisers’, accountants’ and attorneys’ fees, reasonably approved by Tenant. Landlord shall indemnify, defend, protect and hold harmless Tenant, its officers, directors, agents, and employees from any and all claims, damages, expense and liability (including without limitation court costs and reasonable attorneys fees) for personal injury or property damage arising from any cause in, on, or about the Land, Building (excluding the Premises), and Common Areas, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant or a Tenant Party or Tenants breach of its obligations under this Lease. Should Tenant be named as a defendant in any suit brought against Landlord in connection with or arising out of Landlord’s obligations with respect to the Premises, Landlord shall defend Tenant, at Landlord’s expense, with counsel selected by Landlord but subject to Tenant’s reasonable approval. Landlord shall also pay to Tenant its other costs and expenses incurred in such suit, including without limitation, its actual professional fees, such as appraisers’, accountants’ and attorneys’ fees, reasonably approved by Landlord. The foregoing indemnity provisions are not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by the indemnified party pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the Parties’ foregoing indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Paragraph 15 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Building.
16. DAMAGE TO TENANT’S PROPERTY. Notwithstanding any provisions of this Lease to the contrary, neither Landlord nor its partners, agents, employees, independent contractors, or property manager shall be liable for any damage to Tenant’s property, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or adjoining buildings or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, unless the same is caused by the negligence or willful misconduct of the Landlord or Landlord’s breach of its obligations under this Lease. Landlord or its agents shall not be liable for interference with the light or other intangible properties, nor, except to the extent set forth in this Lease, shall Landlord be liable for any loss or damage caused by latent defect in the Premises or Building or in the adjoining properties. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.
17. INSURANCE SUBROGATION. The parties release each other, and their partners, officers, agents, and employees from any claims for injury to any person or damage to the Premises, Common Areas, or Building and to the fixtures, personal property, tenant improvements, and alterations of either Landlord or Tenant in or on the Premises, Common Areas, or Building that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage or which would be covered by any insurance required to be maintained by this Lease, provided that such release shall not include reasonable insurance deductibles. Each party shall use their reasonable efforts to cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in accordance with this paragraph.
18. INSURANCE.
     a. Liability: Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of Commercial General Liability insurance written on an occurrence form insuring Landlord, Landlord’s property manager, Landlord’s lender, and Tenant against any liability arising out of the use, occupancy, maintenance, and repair or improvement of the Premises and appurtenants thereto by Tenant. Such insurance shall provide a minimum of $3,000,000 combined single limit each occurrence and $4,000,000 annual aggregate for bodily injury, personal injury and property damage. The minimum limits of this liability policy shall be subject to increase at any time, and from time to time, after the first full Lease Year if the Landlord shall reasonably deem such increased coverage necessary for adequate protection or if required by Landlord’s lender. The liability policy shall contain cross-liability and contractual liability endorsements (covering Tenant’s indemnity obligations hereunder other than the indemnity contained in Paragraph 43 below pertaining to Hazardous Materials). The limits of said insurance shall not, however, limit the liability of the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant’s purposes. Tenant may carry said insurance under a blanket policy so long as a “per location” liability aggregate limit is maintained, reasonably satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated “A-X” or better in the most current issue of “AM Best’s Insurance Guide.” Tenant shall deliver to Landlord prior to occupancy of the Premises evidence of liability insurance required herein by a Certificate of Insurance outlining the amounts of such insurance and naming Landlord, Landlord’s property manager, and Landlord’s lender as additional insureds, with evidence satisfactory to Landlord of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days’ prior written notice to Landlord.
     b. Landlord’s Insurance: Landlord shall obtain and maintain the insurance coverage specified and required in Paragraph 3.(c)(ii) of this Lease. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant’s property within the Premises or the Building and that Tenant shall be responsible, at Tenant’s sole cost and expense, for obtaining and maintaining insurance coverage for Tenant’s equipment, furnishings, trade fixtures and other personal property in or upon the Premises or the Building, and for any tenant improvements installed by Tenant (including the Initial Tenant Improvements) and any alterations, additions or improvements to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever. Notwithstanding the foregoing, Landlord may elect to maintain insurance coverage for all interior improvements in the Premises.
     c. Tenant’s Personal Property Insurance and Worker’s Compensation Insurance: Tenant shall obtain and maintain a policy or policies of fire and property damage insurance in “all risk” form, with a sprinkler leakage endorsement if such coverage is not included in the “all risk” definition, insuring the equipment, furnishings, personal property, trade fixtures, and any leasehold improvements made by Tenant for the full replacement value thereof. The proceeds from any of such policies with respect to leasehold improvements shall be used for the repair or replacement of such items so insured if such lease is not terminated pursuant to the terms of Paragraph 19 below. If this Lease is terminated pursuant to Paragraph 19, the amount of proceeds applicable to leasehold improvements shall be paid to Landlord and Tenant may retain the balance of the proceeds.
Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws to cover all persons employed in connection with any finish work, repair, alterations and all employees and/or agents of Tenant.

     d. Tenant’s Insurance: (i) shall be in customary form and shall be carried with companies that are licensed to do business in the State of California and have ratings in the most current issue of AM Best’s Insurance Guide of not less than A-X for all coverage; (ii) shall provide that such policies shall not be subject to cancellation or any material changes except after at least thirty (30) days prior written notice to Landlord; and (iii) shall be primary and insurance carried by Landlord shall be non-contributing. Tenant’s certificates of insurance, including waiver of subrogation endorsements, shall be deposited with Landlord prior to the Commencement Date and thirty (30) days prior to the renewal of such policies.
19. DAMAGE OR DESTRUCTION.
a. If at any time during the term of this Lease there is damage or destruction for which the cost to repair is twenty-five percent (25%) or more of the replacement value of the Premises or of the entire Building (a “Casualty”), Landlord shall within, thirty (30) days after Landlord’s receipt of notice from Landlord’s insurer of its determination of the insurer’s proposed coverage of the Casualty, provide written notice to Tenant (“Repair Notice”) stating the anticipated period for repairing the damage and whether Landlord has elected to repair the damage or terminate this Lease. The Repair Notice shall be accompanied by a certified statement executed by a contractor retained by Landlord to complete the repairs, or, if Landlord has not retained a contractor, a licensed contractor not affiliated with Landlord, certifying the contractor’s estimate of the anticipated period for repairing the Casualty.
Landlord may elect to terminate this Lease if (i) the contractor’s estimated period for repairing the casualty exceeds one hundred eighty (180) days from the date of Casualty, or (ii) the Casualty is caused by a peril not required to be insured against by this Lease and is not actually insured against, or (iii) the insurance proceeds plus deductible amount will not be sufficient to repair the Casualty (based upon the estimated cost to repair prepared by the contractor providing the estimate of the time period to repair). Landlord may not elect to terminate this Lease under this Article unless Landlord also elects to terminate the leases of all similarly situated tenants, provided that Landlord has the right under each applicable lease to terminate based on the extent of the Casualty. Tenant may elect to terminate this Lease if the contractor’s estimated period for repairing the casualty exceeds one hundred eighty (180) days from the date of Casualty.
If the Repair Notice indicates that the anticipated period for repairing the Casualty exceeds one hundred eighty (180) days from the date of Casualty, Tenant may elect to terminate this Lease by providing written notice to Landlord within ten (10) days after Tenant’s receipt of the Repair Notice.
If this Lease is not terminated pursuant to this Section, Landlord shall diligently commence repair and restoration and prosecute the same to completion.
     b. Upon any termination of this Lease under any of the provisions of this Paragraph 19, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord except for items which have therefore accrued and are then unpaid.
     c. In the event of any Casualty, the rental provided to be paid under this Lease shall be abated proportionally in the ratio which the Tenant’s use of said Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.
     d. Tenant shall not be released from any of its obligations under this Lease except as expressly stated in this Paragraph 19. Notwithstanding anything to the contrary contained in this Paragraph 19, should Landlord be delayed or prevented from repairing or restoring said damaged

Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other causes beyond the reasonable control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one (1) year period.
     e. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Premises which are Landlord’s obligations to maintain under Paragraph 11; and the repair and restoration of any leasehold improvements made by Tenant (including the Initial Tenant Improvements) and any other alterations or improvements made to the Premises by Tenant, and Tenant’s FF&E shall be the obligation of Tenant.
     f. Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Premises and this Lease shall terminate thirty (30) days after notice from Landlord (1) if the damage is due to a cause not required to be insured against or (2) when the damage occurs during the last twelve (12) months of the term of this Lease; provided that if Tenant then has an option to extend the then term for a period of at least five years, Tenant has previously exercised the option to extend the term or exercises such option with thirty (30) days after the date of Landlord’s notice referred to in this sentence.
     g. The provisions of Section 1932 (2), and Section 1933 (4), of the California Civil Code are hereby waived by Tenant.
20. EMINENT DOMAIN. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority, by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, or the Premises are subject to a temporary taking which shall exceed twelve (12) months, Tenant or Landlord, may, at its option, terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not, because of such taking, assert any claim against Landlord or the taking authority for any compensation because of such taking except as specifically described below, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or any interest of Tenant, except for the unamortized cost of any leasehold improvements installed at Tenant’s sole expense. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. If Landlord does not so elect to terminate this Lease, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which said restoration is being made and to the part of the Premises of which Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any specific award made to Tenant for the taking of personal property and removable trade fixtures belonging to Tenant or for relocation of Tenant’s business. If the Premises are subject to a temporary taking of twelve (12) months or less, Tenant shall be entitled to any award for such temporary taking and there shall be no abatement or diminution of Base Rent or Additional Rent due under this Lease.
21. DEFAULTS AND REMEDIES.
     a. Default by Tenant. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder by Tenant:
          (i) The abandonment or vacation of the Premises without making adequate provision for security, whether or not Tenant is in monetary or other default of this lease. Abandonment is herein defined to include, but is not limited to, any cessation of business for seven (7) days or longer. Tenant shall be deemed to have made adequate provision for security if Tenant has given Landlord ten (10) days of notice of intent to vacate the Premises and after such vacation Tenant complies with a security program for vacation previously approved by Landlord.
          (ii) The failure by Tenant to make any payment of Rent or Additional Rent required to be made by Tenant hereunder, within five (5) days after written notice thereof from Landlord to Tenant. Such notice is in lieu of and not in addition to any notice requirements of California Code of Civil Procedure Section 1161;
          (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (i) or (ii) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant, provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided, further, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute such cure to completion, but in any event such cure shall be completed within thirty (30) days.
          (iv) To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession Is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of
          Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days.
          b. Termination. In the event of an Event of Default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:
          (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
          (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
          (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss Tenant proves could reasonably be avoided; plus
          (iv) Any other amount necessary to compensate the Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the greater of (a) ten percent per annum, or (b) the prevailing discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus five (5%) percent, but in no event greater than the maximum amount permitted under California law. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term “rent” as used in this Paragraph shall have the definition given in Paragraph 3.i and includes all amounts of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to other parties.
     c. Section 1951.4 Remedy. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
     d. Re-entry. In the event of an Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.
     e. Right to Perform. If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as Additional Rent all out-of-pocket sums paid by Landlord in connection with such substitute performance, including interest as provided below within ten (10) days of Landlord’s written demand for such payment.
     f. Cumulative. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those right and remedies available under subparagraphs b, c, d, and e above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and especially enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
     g. Repetitive Default. Notwithstanding any provisions to the contrary, the parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any 12-month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant’s timely performance under the Lease.
     h. Landlord Default. In the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord’s part to be kept or performed, Tenant, prior to exercising any other right or remedy Tenant may have against Landlord on account of any such default, shall provide fifteen (15) days written notice to Landlord of such default, specifying in reasonable detail the alleged nature of the default and specifically referencing each paragraph and subparagraph which Tenant believes to be in default. Notwithstanding any other provision hereof, Tenant agrees that if said default is of such a nature that the same can be rectified or cured by Landlord but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then Landlord shall not be in default if Landlord within said thirty (30) day period shall have diligently commenced the rectification or curing thereof and shall diligently continue thereafter to cause such rectification or curing to proceed to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises (“Mortgagee”) (which notice may be given concurrently with notice to Landlord) that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an express third-party beneficiary of this Paragraph 12.h. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee’s interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.
Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by Force Majeure shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned by Force Majeure or resulting therefrom.
In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy against Landlord shall be satisfied only out of Landlord’s equity in the Building and no other real or personal property of Landlord or its partners shall be subject to levy on any judgment obtained against Landlord.
22. ASSIGNMENT AND SUBLETTING.
     A. Consent by Landlord: Except as specifically provided in this Paragraph 22, Tenant may not assign, sublet, hypothecate, or allow a third party to use or occupy the Premises without the express written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event Tenant desires to assign this Lease or any interest herein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, (ii) current financial statements of the transferee covering the current and preceding three years, (iii) the nature of the proposed transferee’s business to be carried on in the Premises, and (iv) a statement of all consideration to be given on account of the transfer. Landlord may condition its approval of any transfer to a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such transfer. At Landlord’s request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the fifteen (15) day period, Landlord shall be deemed to have elected option (ii) above. Landlord’s written consent to the proposed assignment or sublease shall not be unreasonably withheld. If any or any one of the following circumstances exist, Landlord shall be deemed to have acted reasonably if it denies consent: (i) the proposed assignee or subtenant is engaged in a business that is not within the use expressly permitted under this Lease or violates any exclusivity provision of another lease in the Building; (ii) the proposed assignee or subtenant is a tenant in the building or an affiliate of such tenant or a party that Landlord or Landlord’s broker has entered into discussions with as a prospective tenant in the Building within ninety (90) days of Tenant’s proposal; (iii) Landlord has reasonably equivalent space available for rent in the Building, (iv) the proposed assignee or subtenant is not a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease or Landlord has not been furnished with reasonable proof thereof; (v) the proposed assignment or sublease is not in form reasonably satisfactory to Landlord; (vi) the amount of the aggregate rent to be paid by the proposed subtenant is less than the then current fair market value (based upon factors used in determining Fair Market Rental in Paragraph 46 which are applicable to the sublease and other applicable factors) ; (vii) Tenant does not reimburse Landlord on demand for all reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (viii) Tenant has publicly advertised or publicized the availability of the Premises without prior notice to Landlord.
     B. Assignment or Subletting Consideration: One hundred percent (100%) of any Rent or other economic consideration realized by Tenant for any sublease or assignment of Tenant’s leasehold interest in excess of the Rent payable hereunder for the portion of the Premises subleased or assigned and after recovery by Tenant of Tenant’s reasonable subletting and assignment costs (such as tenant improvements for the proposed subtenant, real estate commissions, and legal fees) shall be paid to Landlord as Additional Rent. The above provision relating to Landlord’s right to a portion of the bonus rent is an independently negotiated term of this Lease which constitutes a material inducement for the Landlord to enter into the Lease, and is agreed by the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.
     C. No Release: Any assignment or sublease, including a Permitted Transfer, shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease (in the case of a sublease, those obligations applicable to a subtenant) on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable as a primary obligor for the payment of Base Rent and Additional Rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant, or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.
     D. Reorganization of Tenant: If Tenant is a corporation or limited liability company, the following shall be deemed an assignment of Tenant’s interest in this Lease governed by the provisions of this Paragraph 22: (i) any dissolution, merger, consolidation, conversion, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving entity, or (ii) the sale or transfer to one person or entity (or to any group of related persons or entities) of stock or membership interests possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock or membership interests entitled to vote on issues requiring vote of members or stockholders. The sale of

Tenant’s capital stock through any public exchange or issuance for the purpose of raising financing shall not be deemed an assignment of this Lease.
     E. Permitted Transfers: Notwithstanding anything contained in this Paragraph 22, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any sub-rent resulting therefrom that would otherwise be due pursuant to this paragraph. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation, limited liability company, or other entity which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; provided, however, that if this Lease is assigned to an entity under common control with Tenant (e.g., from Tenant to another subsidiary or other entity controlled by the entity with a controlling interest in Tenant), Landlord shall have the right to require that the controlling entity guarantee this Lease by guaranty in form and substance acceptable to Landlord as a condition to such assignment being a Permitted Transfer, (ii) a successor corporation, limited liability company, or other entity, which results from a merger, consolidation or other nonbankruptcy reorganization in which Tenant is not the surviving entity, so long as the successor has a net worth at the time as such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) an entity which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.
     G. Effect of Default: Tenant hereby assigns all Rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and in the event of an Event of Default, Landlord may collect such rents as Tenant’s Attorney-in-Fact, except that Tenant may collect such rent so long as no Event of Default has occurred and is continuing. A Lease termination due to Tenant’s default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord’s election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant’s Agents.
     H. Successors and Assigns: Subject to the provisions in this Paragraph 22, the covenants and conditions of this Lease shall apply to and bind the successors and assigns of the parties hereto.
23. PEACEFUL USE. So long as Tenant shall perform each and every term, condition and covenant to be performed by Tenant hereunder, Tenant shall have the absolute right to exclusive occupancy of the Premises without interference or hindrance on the part of Landlord until the termination of this Lease and the end of the Lease term herein, including any option period, and Landlord shall warrant and defend Tenant in such peaceful use and possession under Landlord. Tenant’s rights under this Lease shall be provided by Landlord to any lender, ground lessor or any other individual or entity claiming a security interest on the Premises now or hereafter placed relating to the Building or any part or parts thereof by the Landlord as an affirmative obligation of Landlord.
24. SUBORDINATION. This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in commercially reasonable form, which Landlord or Holder deems necessary or desirable for such purposes. This Lease shall be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust or transfer in lieu thereof, the applicable Holder agrees in writing to recognize Tenant’s rights under this Lease, including the option to extend, as long as no Event of Default by Tenant exists and Tenant continues to pay Base Monthly Rent and Additional Rent and observes and performs all required provisions of this Lease. Within seven (7) days after Landlord’s written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance, provided that the applicable Holder agrees in writing to recognize Tenant’s rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and Additional Rent and observes and performs all required provisions of this Lease and such document does not increase Tenant’s costs or expenses under this Lease or materially and adversely affect Tenant’s rights or obligations under this Lease. Tenant agrees that the form of subordination, nondisturbance, and attornment agreement attached hereto as Exhibit “E” satisfies the requirement of the preceding sentence. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance, provided that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust or transfer in lieu thereof, the applicable Holder recognizes Tenant’s rights under this Lease as long as no Event of Default exists by Tenant and Tenant continues to pay Base Monthly Rent and Additional Rent and observes and performs all required provisions of this Lease. Landlord agrees to use commercially reasonable efforts to deliver to Tenant within sixty (60) days after the date of execution of this lease a subordination, nondisturbance and attornment agreement between Tenant and Landlord’s lender in the form of Exhibit “E” attached hereto.
25. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and (ii) acknowledge that there is not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any, that are claimed, and (iii) certifying such other items as the lender or purchaser may reasonably request. Any such statement may be relied upon by a prospective purchaser or lender of all or any portion of the real property of which the Premises are a part.
Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rental has been paid in advance. Tenant agrees to provide, within ten (10) business days of Landlord’s request, Tenant’s most recent three (3) years of audited financial statements or Federal tax returns for Landlord’s use in financing the Premises or Landlord’s interest therein so long as the party receiving such financial information agrees in writing to maintain the information in confidence.
26. CHOICE OF LAW AND VENUE. This Lease shall be governed by and construed pursuant to the laws of the State of California and the parties agree that venue shall be in Santa Clara County.
27. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

28. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord’s ownership of the Premises. Instead, at the option of Landlord, Tenant’s surrender may terminate all or any existing subleases or subtenancies or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-tenant relationship between Landlord and any subtenants.
29. ATTORNEYS’ FEES. In the event that either party should bring suit or commence arbitration under this Lease or because of the breach of any provision of this Lease, then all costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
30. PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any other such action on Tenant’s part to be made or performed as in this Lease provided.
31. DEFINITION OF LANDLORD. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Building, and in the event of any transfer, assignment or other conveyance of any such title, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer, assignment, or conveyance, and without further agreement, the transferee of such title shall be deemed to have assumed agreed to observe and perform any and all obligations of the Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.
32. WAIVER. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained nor shall any custom or practice which may arise between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.
33. TERMS AND HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

34. EXAMINATION OF LEASE/NO PRESUMPTIONS AGAINST DRAFTER. Tenant understands, agrees and acknowledges that this Lease has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
35. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.
36. ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. Tenant does not rely on the fact, nor does Landlord represent, that there will be any particular number of tenants or any specific tenancy or occupant(s) of space in the Building. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter except as expressly set forth in this Lease. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.
37. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.
38. RECORDING. Neither Landlord nor Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.
39. EXHIBITS. All Exhibits that are referred to in this Lease and attached hereto are incorporated herein by this reference and made a part of the Lease.
40. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, inability to obtain permits, civil commotions, fire or other casualty, and other cause beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, of this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by Force Majeure.
41. SIGNS. No sign, placard, banner, picture, advertisement, name or notice (collectively, “sign”) shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or to any exterior windows of the Premises or within the lobby, elevators or any part of Common Area without the written consent of Landlord first had and obtained. Landlord shall have the right to remove any such sign, without notice to and at the expense of Tenant. Landlord agrees that Tenant’s name shall be displayed in the main lobby directory, the first floor elevator lobby and in the directories, if any, in lobby A and lobby B of the parking garage and on the third floor in a manner comparable to that of the other tenants of the Building, and Landlord shall install identification signage adjacent to the front door of the Premises. Tenant shall be responsible for the cost of all such signage.
Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
42. AUTHORITY. If Tenant is a corporation, then Tenant represents and warranties that it is duly formed and in good standing, and that the Party executing this Lease is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Unless this Lease is executed by (i) the Chairman of the Board, the President, or a Vice-president of Tenant, and (ii) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer of Tenant, within thirty (30) days after the execution of this Lease, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord authorizing the execution of this Lease.
43. HAZARDOUS MATERIALS.
     A. Tenant’s Responsibility: Except for Tenant’s use of ordinary general office and janitorial supplies (such as copier and printer toner, liquid paper, glue, cleaners), Tenant shall not bring, use, or permit upon the Premises or Building, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises or Building any Hazardous Materials (defined in Paragraph 43 G below) without the prior written consent of Landlord. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the Hazardous Material to be brought onto the Premises or Building, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord’s approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant’s use of Hazardous Materials on the Premises or Building. Tenant represents and warrants that it will do the following: (i) adhere to all reporting and inspection requirements imposed by federal, state, county or municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises or Building; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; and (iv) surrender the Premises or Building free from any Hazardous Materials arising from Tenant’s bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.
     B. Indemnity Regarding Hazardous Materials: Landlord and Tenant shall, at such party’s sole cost, indemnify and hold the other harmless from, any claims, liabilities, costs or expenses incurred or suffered by the indemnitee arising from the transporting, using, releasing, generating or emitting or disposing of Hazardous Materials by the indemnitor or its agents or employees to, at, or from the Premises, Land or Building during the Lease Term. The foregoing indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under Environmental Laws or any other federal, state, county or municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative pubic drinking water source; and (iii) all costs of defending such claims, the indemnifications provided above shall survive expiration or termination of this Lease for a period of three years and shall apply to any claim made in writing during such three (3) year period (provided that if this Lease is terminated for default of Tenant, Tenant shall have no rights to claim the benefit of the indemnification after termination). .
     C. Actual Release by Tenant: Tenant agrees to notify Landlord of any lawsuits or others which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations ordinances or others, the violation of which or failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant, its agents and employees within the Premises, Land or Building).
In the event of any release on or into the Premises, Land or Building or into the soil or ground water under the Land of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, sate or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under of this Lease to indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant’s monitoring, cleanup and remedial steps.
In the absence of an order of any federal, state or local government or quasi-government agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant’s obligation to Landlord under this Paragraph concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by dispute resolution as set forth below.
     D. Environmental Monitoring: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this paragraph. If Landlord discovers that Tenant is not in compliance with the terms of this paragraph, any such costs incurred by Landlord, including attorneys’ and consultants’ fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord’s written demand therefor.
     E. Warranties: Landlord warrants and represents to Tenant that:
          (i) to Landlord’s actual knowledge, without independent investigation or inquiry, other than a review of the Phase I Environmental Site Assessment prepared for Principal Real Estate Investors, LLC by Stellar Environmental Solutions and dated as of March 26, 2004, and without additional duty of independent investigation or inquiry, as of the effective date of the Lease:

          1. There has been no release, leak, discharge, spill, disposal, or emission onto or under the Land or the Building of any Hazardous Material in violation of any Environmental Law; and
          2. The Building contains no PCBs, PCB-contaminated electrical equipment, or asbestos-containing materials.
          (ii) Landlord has received no notice that the Premises or the Building is in violation of any Environmental Law.
If, during the Lease term (including any extensions), either Landlord or Tenant becomes aware of (a) any actual or threatened release of any Hazardous Materials on, under, or about the Premises or the Building or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Materials on, under, or about the Premises or the Building, that party shall give the other party written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to the other party copies of any claims, notices of violation, reports, or other writings received by the party providing notice that concern the release or investigation.
     F. Remediation Obligations; Tenant’s Rights on Cleanup by Landlord: If the presence of any Hazardous Materials brought onto the Premises, Land or Building by either Landlord or Tenant or by Landlord’s or Tenant’s employees, agents, contractors, or invitees results in contamination of the Premises, Land or Building or poses a realistic threat of liability, that party shall promptly take all necessary actions, at the party’s sole expense, to return the Premises, Land and Building to the condition that existed before the introduction of such Hazardous Materials. Tenant shall first obtain Landlord’s approval of the proposed remedial action, which may not be unreasonably withheld or delayed. This provision does not limit the indemnification obligations set forth above. The costs of any Hazardous Materials cleanup or remediation undertaken by Landlord during the Lease Term for Hazardous Materials originating from any cause other than the activities of Tenant or its agents, employees, contractors, or invitees shall be borne by Landlord and shall not be included in Operating Expenses.
     G. Definition of Hazardous Materials: As used herein “Hazardous Materials” means any substance which is toxic, ignitable, reactive, or corrosive or which is regulated by “Environmental Laws”. The term “Environmental Laws” means federal, state and local laws and regulations, judgments, orders and permits governing safety and health and the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act 42, U.S.C. 9601 et seq., as amended CERCLA), the Resource Conservation and Recovery Act, as amended 42 U.S.C. U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S. C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, U.S.C. 300f through 300j, and Division 22 Title 26 of the California Code of Regulation, all of which may be amended from time to time. “Hazardous Materials” includes any and all materials or substances which are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substances” also includes asbestos, polychlorinated biphenyls (“PCBs” and petroleum products).
44. DISPUTE RESOLUTION. Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree to and shall mediate any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, except for any claim by Landlord for unlawful detainer, or any action within the jurisdiction of the small claims court. The mediation shall be held prior to any court action or arbitration. The mediation shall be confidential and in accordance with California Evidence Code Section 1152.5. In the event the parties are not able to agree on a mediator within thirty days, JAMS or another judicial and mediation service mutually acceptable to the parties shall appoint a mediator. In the event the mediator determines that a second mediation session is necessary, it shall be conducted in accordance with this paragraph. SHOULD THE PREVAILING PARTY ATTEMPT AN ARBITRATION OR A COURT ACTION BEFORE ATTEMPTING TO MEDIATE, THE PREVAILING PARTY SHALL NOT BE ENTITLED TO ATTORNEYS FEES THAT MIGHT OTHERWISE BE AVAILABLE TO THEM IN A COURT ACTION OR ARBITRATION, AND IN ADDITION THERETO, THE PARTY WHO IS DETERMINED BY THE ARBITRATOR TO HAVE RESISTED MEDIATION SHALL BE SANCTIONED BY THE ARBITRATOR OR JUDGE. Except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which for such claims the parties agree shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a mediation process as provided above administered by JAMS or another judicial and mediation service mutually acceptable to the parties, followed, if necessary, by final and binding arbitration administered by and in accordance with the then-existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. The parties to the arbitration shall have those rights of discovery that the arbitrator(s) deem necessary (after application to the arbitrator(s)) to a full and fair hearing of the matter. However, in no event shall the parties be entitled to propound interrogatories or requests for admissions during the arbitration process. The arbitrator shall be a retired judge or a licensed California Attorney. The venue for any such arbitration’s or mediations shall be in Santa Clara County. The Arbitrator shall award to the prevailing party its out-of-pocket costs (and only out-of-pocket costs) for attorney’s fee and costs.
45. INTEREST. All Rent, Additional Rent and all other charges due from Tenant to Landlord, if not paid when due, shall bear interest at the lesser of (1) the twelve percent (12%) or (2) the maximum rate permitted by law (“Agreed Interest Rate”). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment(including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.
46. MODIFICATIONS REQUIRED BY LENDER. If any Lender of Landlord or ground lessor of the Real Property requires a modification of this Lease that will not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are reasonably required and deliver them to Landlord within thirty (30) days after the request.
47. PARKING. Tenant shall have the non-exclusive right to use, in common with other tenants or occupants of the Building, that number of parking stalls indicated in Subparagraph 15 of the Fundamental Lease Provisions without additional charge unless required by law. The parking stalls allotted to Tenant are located in the underground parking garage of the Building. Tenant shall not use the garage for storage of any items and vehicles shall not be parked overnight in the parking garage without Landlord’s prior written consent.
48. OPTION TO EXTEND THE LEASE TERM.

     A. Grant and Exercise of Option: Landlord grants to Tenant, subject to the terms and conditions set forth in this Paragraph, an option (the “Option”) to extend the Lease Term for one (1) additional term (“Option Term”). The Option Term shall be for the period set forth in Subparagraph 17 of the Fundamental Lease Provisions above and shall be exercised, if at all, by written notice to Landlord no earlier than fifteen (15) months and no later than twelve (12) months prior to the Expiration Date. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that Base Rent for the Premises payable by Tenant during the Option Term shall be, unless otherwise agreed in writing, the greater of either the Base Rent applicable to the month immediately prior to the commencement of the Option Term, or the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if an Event of Default by Tenant exists either at the time Tenant exercises the Option or at the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Options upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term “Fair Market Rental” is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) and after giving effect to market concessions such as free rent and tenant improvement allowance and other inducements that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age, buildout and quality to the Premises in the locality of the Premises. Fair Market Rental shall further take into account that Tenant is in occupancy and making functional use of the Premises in its then existing condition.
     B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord’s determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord’s notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord’s determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord’s determination of Fair Market Rental shall be the basis for determining the Base Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided below and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to the provisions set forth below is greater than Landlord’s determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined within thirty (30) days after said determination. If the Fair Market Rental as finally determined is less than Landlord’s determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined shall be credited against the next installments of Base Rent due from Tenant to Landlord hereunder.
     C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding the Fair Market Rental shall be resolved as follows:
          1. Within thirty (30) days after Tenant’s response to Landlord’s notice setting for the Fair Market Rental, Landlord and Tenant shall meet at least two (2) times at a mutually agreeable time and place, in an attempt to resolve the disagreement.
          2. If within the 30 day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market

Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30 day consultation period described above.
          3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within fifteen (15) days after his selection, determine which of the two appraisals most closely represents the Fair Market Rental and this appraisal shall be deemed Fair Market Rental.
          4. All appraisers specified pursuant to this Paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years recent experience appraising office properties in the immediate geographic area of the Building. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser. The “immediate geographic area of the Building” shall mean the cities of Palo Alto and Menlo Park.
          5. Promptly after determination of the Fair Market Rental, the parties shall execute an amendment to this Lease incorporating such Rent with respect to the Option Term.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written which shall constitute the Effective Date of the Lease.

LANDLORD			TENANT
400 HAMILTON ASSOCIATES, a California limited partnership			Hercules Technology Growth Capital, a California corporation

By	/s/ Charles J. Keenan III	By:	/s/ Manuel A. Henriquez

	Charles J. Keenan III, Trustee for the Amended and	Name:	Manuel A. Henriquez
	Restated Keenan Declaration of Trust dated February 17,	Title:	Chief Executive Officer and President
1998,General Partner

By	/s/ Mark T. Gates	By:	/s/ David M. Lund

	Mark T. Gates, Trustee of the Mark T. Gates and Elizabeth W.	Name:	David M. Lund
	Gates Living Trust Agreement dated September 10, 1993,	Title:	Chief Financial Officer
General Partner

By	/s/ Elizabeth W. Gates

Elizabeth W. Gates, Trustee of the Mark T. Gates and Elizabeth
W. Gates Living Trust Agreement dated September 10, 1993,
General Partner

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